Exhibit 23.1



Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement No. 333-00146 on Form S-8 of Tompkins Trustco, Inc. of our report dated January 22, 1999, relating to the consolidated statements of income, changes in shareholders' equity, and cash flows for the year ended December 31, 1998, which report has been included in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers  LLP
Buffalo, New York
March 27, 2001